UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2026

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 17, 2025, Ondas Holdings Inc. (the “Company”), completed the previously announced acquisition of Sentry CS Ltd, a company organized under the laws of the State of Israel (“Sentry”), pursuant to the Share Purchase Agreement, dated as of November 3, 2025 (the “Agreement”), by and among the Company, Sentry, Sentry’s shareholders listed on Exhibit B thereto (the “Sentry Shareholders”), and Sagitta Holdco SARL, a private limited liability company organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 15, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B268651, solely in its capacity as the representative, agent and attorney-in-fact of the Indemnifying Parties (as defined in the Agreement).

Sentry’s summary consolidated financial information for the year ended December 31, 2024 below are derived from Sentry’s unaudited consolidated financial statements. The summary consolidated financial information for the six months ended June 30, 2025 are derived from Sentry’s unaudited condensed consolidated financial statements. These amounts are unaudited and preliminary and are subject to completion of financial closing procedures, including the completion of Sentry’s management’s reviews. The preliminary financial data included in this Current Report on Form 8-K have been prepared by, and are the responsibility of, Sentry’s management team. Sentry’s independent auditors have not yet audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the unaudited preliminary financial data. Accordingly, Sentry’s independent auditors do not express an opinion or any other form of assurance with respect thereto. It is possible that Sentry may identify items that require adjustments to the financial information set forth below. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods. Accordingly, you should not place undue reliance on these preliminary estimates. These preliminary estimates should be read together with the sections titled “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission (the “SEC”).

The statement of operations data and balance sheet data for Sentry presented below may be different from those that would have resulted had Sentry been operated as part of the Company’s business as of the time periods referred to above and different from those that may result in the future from Sentry being operated as a part of the Company’s business.

The Company is also not providing unaudited pro forma financial information with respect to the combined entity following the closing of the acquisition of Sentry on November 17, 2025 in accordance with Regulation S-X published by the SEC because the Company is not yet required to do so under such regulations. The Company will file with the SEC historical financial statements with respect to Sentry as well as unaudited pro forma financial information presented in accordance with the requirements of Regulation S-X no later than 71 days after the date that the initial report on Form 8-K disclosing the completion of the acquisition of Sentry was required to be filed.

	Year Ended December 31, 2024	Six Months Ended June 30, 2025
($ in thousands)	(unaudited)	(unaudited)
Statement of operations data:
Sales	$11,348	$10,979
Gross profit	8,157	8,252
Net loss	13,514	4,543

	As of December 31, 2024	As of June 30, 2025
($ in thousands)	(unaudited)	(unaudited)
Balance sheet data:
Total assets	$9,350	$9,522
Total liabilities	14,556	9,615
Total shareholders’ deficiency	(5,206)	(93)

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2026	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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